SHARE EXCHANGE AGREEMENT

by and among

FRESH IDEAS MEDIA, INC.,

EVER AUSPICIOUS INTERNATIONAL LIMITED,

and

BRIGHT PRAISE ENTERPRISES LIMITED

Dated as November 10, 2008

TABLE OF CONTENTS

                                                                   PAGE
ARTICLE I REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HKCO         1
Section 1.01   Organization                                          1
Section 1.02   Capitalization                                        1
Section 1.03   Subsidiaries and Predecessor Corporations              2
Section 1.04   Financial Statements.                                  2
Section 1.05   Information                                            2
Section 1.06   Options or Warrants                                    2
Section 1.07   Absence of Certain Changes or Events                   2
Section 1.08   Litigation and Proceedings                             3
Section 1.09   Contracts.                                             3
Section 1.10   No Conflict With Other Instruments                     4
Section 1.11   Compliance With Laws and Regulations                   4
Section 1.12   Approval of Agreement                                  4
Section 1.13   Valid Obligation                                       4
ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF USCO         4
Section 2.01   Organization                                           4
Section 2.02   Capitalization                                         4
Section 2.03   Subsidiaries and Predecessor Corporations              4
Section 2.04   Financial Statements.                                  5
Section 2.05   Information                                            5
Section 2.06   Options or Warrants                                    5
Section 2.07   Absence of Certain Changes or Events                   5
Section 2.08   Litigation and Proceedings                             6
Section 2.09   Contracts                                              6
Section 2.10   No Conflict With Other Instruments                     6
Section 2.11   Compliance With Laws and Regulations                   6
Section 2.12   Approval of Agreement                                  6
Section 2.13   Material Transactions or Affiliations                  6
Section 2.14   Bank Accounts; Power of Attorney                       7
Section 2.15   Valid Obligation.                                      7
Section 2.16   Filings.                                               7
Section 2.17   OTCBB                                                  7
ARTICLE III PLAN OF EXCHANGE                                          7
Section 3.01   The Exchange.                                          7
Section 3.02   Anti-Dilution                                          7
Section 3.03   Closing Events                                         7
Section 3.04   Termination                                            8
ARTICLE IV SPECIAL COVENANTS                                          8
Section 4.01   Access to Properties and Records                       8
Section 4.02   Delivery of Books and Records                          8
Section 4.03   Third Party Consents and Certificates                  8
Section 4.04   Board Actions.                                         8
Section 4.05   Cancellation of Certain Shares of USCo Common
                 Stock.                                               8
Section 4.06   Designation of Directors and Officer.                  9
Section 4.07   Exclusive Dealing Rights.                              9
Section 4.08   Actions Prior to Closing                              10
Section 4.09   Indemnification.                                      10
Section 4.10   The Acquisition of USCo Common Stock                  11
Section 4.11   Sales of Securities Under Rule 144, If Applicable.    11
ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF USCO                12

Section 5.01   Accuracy of Representations and Performance of
                 Covenants                                           12
Section 5.02   Officer?s Certificate                                 12
Section 5.03   Good Standing                                         12
Section 5.04   No Governmental Prohibition                           12
Section 5.05   Consents                                              12
Section 5.06   Other Items                                           12
ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF HKCO AND THE HKCO
STOCKHOLDER                                                          12
Section 6.01   Accuracy of Representations and Performance of
                 Covenants                                           12
Section 6.02   Officer?s Certificate                                 12
Section 6.03   Good Standing                                         13
Section 6.04   No Governmental Prohibition                           13
Section 6.05   Consents                                              13
Section 6.06   Other Items                                           13
ARTICLE VII MISCELLANEOUS                                            13
Section 7.01   Brokers                                               13
Section 7.02   Governing Law                                         13
Section 7.03   Notices                                               13
Section 7.04   Attorney?s Fees                                       14
Section 7.05   Confidentiality                                       14
Section 7.06   Public Announcements and Filings                      14
Section 7.07   Schedules; Knowledge                                  15
Section 7.08   Third Party Beneficiaries                             15
Section 7.09   Expenses                                              15
Section 7.10   Entire Agreement                                      15
Section 7.11   Survival; Termination                                 15
Section 7.12   Counterparts                                          15
Section 7.13   Amendment or Waiver                                   15
Section 7.14   Best Efforts                                          15
Section 7.15   References                                            16

Exhibits

A.   Suitability Letter
B.   Investment Letter

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this ?Agreement?) is entered into as of November 10, 2008 (the ?Closing Date?), by and between FRESH IDEAS MEDIA, INC., a Nevada corporation (hereinafter referred to as ?USCo?), with principal offices located at 4980 Silver Pine Drive, Castle Rock, Colorado, EVER AUSPICIOUS INTERNATIONAL LIMITED, a Hong Kong corporation (hereinafter referred to as ?HKCo?) and BRIGHT PRAISE ENTERPRISES LIMITED (the ?HKCo Stockholder?), a British Virgin Islands company, upon the following premises:

Premises

WHEREAS, USCo is a publicly held corporation organized under the laws of the State of Nevada with no significant operations;

WHEREAS, Phillip E. Ray and Ruth Daily (each, a ?Principal USCo Stockholder? and collectively, the ?Principal USCo Stockholders?) are currently the principal stockholders of USCo, with (a) Phillip E. Ray owning, directly or indirectly, 1,800,000 shares of USCo Common Stock (as defined below), representing approximately 23.89% of the issued and outstanding USCo Common Stock as of the date hereof, and (b) Ruth Daily owning, 1,250,000 shares of USCo Common Stock, representing approximately 16.59% of the issued and outstanding USCo Common Stock as of the date hereof;

WHEREAS, HKCo is a privately held corporation organized under the laws of Hong Kong;

WHEREAS, USCo agrees to acquire 100% of the issued and outstanding capital stock of HKCo in exchange for the issuance of certain shares of USCo Common Stock (the ?Exchange?) and the HKCo Stockholder agrees to exchange its shares of HKCo on the terms described herein; and

WHEREAS, the parties hereto intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.
Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HKCO

As an inducement to, and to obtain the reliance of, USCo, and except as set forth in the corresponding disclosure schedules delivered by HKCo in connection with this Agreement (the ?HKCo Schedules?), HKCo represents and warrants, as of the date hereof and as of the Closing Date, as defined below, as follows:

Organization . HKCo is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Schedule 1.01 of the HKCo Schedules are complete and correct copies of the articles of association (such documents, or other equivalent corporate organizational documents, the ?Organizational Documents?) of HKCo as in effect on the date hereof.
The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby, including the transactions contemplated in Sections 4.04 and 4.05 (collectively, the ?Contemplated Transactions?) will not, violate any provision of HKCo?s Organizational Documents. HKCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Capitalization . The authorized capital stock of HKCo consists of ten thousand (10,000) shares of ordinary shares, par value of HK$1.00 per share (the ?HKCo Common Stock?), all of which are currently issued and outstanding. All 10,000 shares of HKCo Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Subsidiaries and Predecessor Corporations . Except as set forth on Schedule 1.03, HKCo does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term ?HKCo? also includes those subsidiaries set forth in Schedule 1.03 of the HKCo Schedules.

Financial Statements.

Included in Schedule 1.04 of the HKCo Schedules are (a) the audited balance sheets of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (?Shisheng?), the wholly owned subsidiary of HKCo, as of December 31, 2006 and December 31, 2007 and the related audited statements of operations, stockholders? equity and cash flows for the fiscal years ended December 31, 2005, December 31, 2006, December 31, 2007, together with the notes to such statements and the opinion of Stonefield Josephson, Inc., independent certified public accountants, and (b) the unaudited balance sheet of Shisheng as of June 30, 2008 (together with the balance sheets of Shisheng as of December 31, 2006 and 2007, the ?Shisheng Balance Sheets?) and the related unaudited statements of operations, stockholders? equity and cash flows for the six-month period ended June 30, 2008 (the financial statements referred to in (a) and (b) collectively, the ?Shisheng Financial Statements?).

The Shisheng Financial Statements have been prepared in accordance with United States generally accepted accounting principles (?GAAP?)
consistently applied throughout the periods involved. The Shisheng Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of Shisheng. As of the respective dates of the Shisheng Balance Sheets, except as and to the extent reflected or reserved against therein, Shisheng had no liabilities or obligations (absolute or contingent) which should be reflected in the Shisheng Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of Shisheng, in accordance with GAAP. The statements of operations,

<PAGE.6

stockholders? equity and cash flows included in the Shisheng Financial Statements reflect fairly the information required to be set forth therein by GAAP.

HKCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

HKCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

All of Shisheng?s assets are reflected on the Shisheng Financial Statements, and, except as set forth in the HKCo Schedules or the Shisheng Financial Statements, Shisheng has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Information . The information concerning HKCo set forth in this Agreement and in the HKCo Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Options or Warrants . There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued HKCo Common Stock.

Absence of Certain Changes or Events

Except as set forth in Schedule 1.09, since December 31, 2007:

there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of HKCo;

HKCo has not (i) amended its Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

Except as required by this Agreement, HKCo has not (i) granted or agreed to grant any options, warrants or other rights for its stock, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims;

or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

Litigation and Proceedings . There are no actions, suits, proceedings, or investigations pending or, to the knowledge of HKCo after reasonable investigation, threatened by or against HKCo or affecting HKCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. HKCo does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Contracts.

All ?material? contracts, agreements, franchises, license agreements, debt instruments or other commitments to which HKCo is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth in
Schedule 1.09 of the HKCo Schedules. A ?material? contract, agreement, franchise, license agreement, debt instrument or commitment is one which would be required to be disclosed in connection with a current report on Form 8-K by HKCo if HKCo were a registrant subject to Rule 13a-1 and Rule 13a-11 of the Securities and Exchange Act of 1934, as amended (the ?Exchange Act?);

All contracts, agreements, franchises, license agreements, and other commitments to which HKCo is a party or by which its properties are bound and which are material to the operations of HKCo taken as a whole are valid and enforceable by HKCo in all respects, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors? rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (collectively, ?Bankruptcy and Equity Exceptions?); and

Except as included or described in Schedule 1.09 of the HKCo Schedules or reflected in the most recent Shisheng Balance Sheet, HKCo is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of HKCo.
No Conflict With Other Instruments . The execution of this Agreement and the consummation of the Contemplated Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement, or instrument to which HKCo is a party or to which any of its assets, properties or operations are subject.

Compliance With Laws and Regulations . To the best of its knowledge, HKCo has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HKCo or except to the extent that noncompliance would not result in the occurrence of any material liability for HKCo. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Approval of Agreement . The Board of Directors of HKCo has authorized the execution and delivery of this Agreement by HKCo and has approved this Agreement and the Contemplated Transactions, and will recommend to the HKCo Stockholder that the Exchange be approved.

Valid Obligation . This Agreement and all agreements and other documents executed by HKCo in connection herewith constitute valid and binding obligations of HKCo, enforceable in accordance with their respective terms, except as may be limited by Bankruptcy and Equity Exceptions.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF USCO

As an inducement to, and to obtain the reliance of, HKCo and the HKCo Stockholder, and except as set forth in the corresponding disclosure schedules delivered by USCo in connection with this Agreement (the ?USCo Schedules?), USCo represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Organization . USCo is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Schedule
2.01 of the USCo Schedules are complete and correct copies of the Organizational Documents of USCo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of Contemplated Transactions will not, violate any provision of USCo?s Organizational Documents. USCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Capitalization . The authorized capital stock of USCo consists of (a) 95,000,000 shares of common stock, par value $0.001 per share (?USCo Common Stock?), of which 7,535,000 shares are issued and outstanding immediately prior to the consummation of the Contemplated Transactions, 4,535,000 shares of which have been registered for resale with the U.S. Securities and Exchange Commission pursuant to an effective registration statement, and
(b) 5,000,000 shares of preferred stock, par value $0.001 per share (?USCo
Preferred Stock?), none of which are issued and outstanding.   All issued
and outstanding shares of USCo Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Subsidiaries and Predecessor Corporations . Except for (a) Community Alliance, Inc., a Nevada corporation (?Community Alliance?), which is a wholly-owned subsidiary of USCo, and (b) Our Best Wishes, Inc., a Nevada corporation, which is a wholly-owned subsidiary of Community Alliance, USCo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Financial Statements.

Copies of (a) the audited balance sheet of USCo as of November 30, 2007 and the related audited statements of operations, stockholders? equity and cash flows for November 30, 2007, together with the notes to such statements and the opinion of Ronald R. Chadwick, P.C., independent certified public accountants, and (b) the unaudited balance sheet of USCo as of September 30, 2008 (together with the balance sheets of USCo as of November 30, 2007, the ?USCo Balance Sheets?) and the related unaudited statements of operations, stockholders? equity and cash flows for the ten-month period ending September 30, 2008 (the financial statements referred to in (a) and (b) collectively, the ?USCo Financial Statements?) have been filed with the U.S. Securities and Exchange Commission.

The USCo Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The USCo Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of USCo. As of the respective dates of the USCo Balance Sheets, except as and to the extent reflected or reserved against therein, USCo had no liabilities or obligations (absolute or contingent) which should be reflected in the USCo Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of USCo, in accordance with GAAP. The statements of operations, stockholders? equity and cash flows in the USCo Financial Statements reflect fairly the information required to be set forth therein by GAAP.

USCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

USCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

All of USCo?s assets are reflected on the USCo Financial Statements, and, except as set forth in the USCo Schedules or the USCo Financial Statements, USCo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

USCo shall have no liabilities on the Closing Date, except for (i) duly documented fees and expenses of Ronald R. Chadwick, P.C. and Jody M. Walker, Attorney at Law, in each case incurred solely in connection with the preparation and filing of USCo?s quarterly report with the SEC on Form 10-Q for the period ended September 30, 2008, and (ii) fees and expenses of Corporate Stock Transfer, Inc.

Information . The information concerning USCo set forth in this Agreement and the USCo Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Options or Warrants . There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued capital stock of USCo (including, but not limited to, the USCo Common Stock and the USCo Preferred Stock).

Absence of Certain Changes or Events . Except in connection with the Spin-Off, since the date of the most recent USCo Balance sheet:

There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of USCo;

Except as required by this Agreement and in connection with the Forward Stock Split (as defined below), USCo has not (i) amended its Organizational Documents; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

Except as required by this Agreement and in connection with the Forward Stock Split (as defined below), USCo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

Litigation and Proceedings . There are no actions, suits, proceedings or investigations pending or, to the knowledge of USCo after reasonable investigation, threatened by or against USCo or affecting USCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. USCo does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Contracts . USCo is not a party to, and neither it nor any of its assets, products, technology and properties are not bound by:

any contract, agreement, franchise, license, debt instrument, or other commitment, whether such agreement is in writing or oral;

any charter or other corporate restriction, except as set forth in the Organizational Documents of USCo;

any judgment, order, writ,  injunction, decree, or award; or

any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of USCo.

No Conflict With Other Instruments . The execution of this Agreement and the consummation of the Contemplated Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which USCo is a party or to which any of its assets, properties or operations are subject.

Compliance With Laws and Regulations . To the best of its knowledge, USCo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Approval of Agreement . The Board of Directors of USCo has authorized the execution and delivery of this Agreement by USCo and has approved this Agreement and the Contemplated Transactions.

Material Transactions or Affiliations . Except for this Agreement and the Contemplated Transactions, there exists no contract, agreement or arrangement between USCo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by USCo to own beneficially, five percent (5%) or more of the issued and outstanding USCo Common Stock and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof. Neither any officer, director, nor five percent (5%) stockholder of USCo has, or has had since inception of USCo, any known interest, direct or indirect, in any such transaction with USCo which was material to the business of USCo. USCo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Bank Accounts; Power of Attorney . Set forth in Schedule 2.14 of the USCo Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by USCo within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of USCo, (b) all safe deposit boxes and other similar custodial arrangements maintained by USCo within the past twelve (12) months, (c) the check ledger for the last twelve
(12) months, (d) the names of all persons holding powers of attorney from

USCo or who are otherwise authorized to act on behalf of USCo with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations, and (e) a list of all the current officers and directors of USCo.

Valid Obligation.   This Agreement and all agreements and other documents
executed by USCo in connection herewith constitute the valid and binding obligations of USCo, enforceable in accordance with their respective terms, except as may be limited by Bankruptcy and Equity Exceptions.

Filings.   USCo has timely filed all reports, statements, and other
information required to be filed by it under the Securities Exchange Act of 1934, as amended.

OTCBB . USCo trades its USCo Common Stock on the Over-The-Counter Bulletin Board (?OTCBB?) and meets all requirements to be listed on the OTCBB.

PLAN OF EXCHANGE

The Exchange.   On the terms and subject to the conditions set forth in this
Agreement, on the Closing Date (as defined in Section 3.03) and after the consummation of the transactions contemplated in Sections 4.04 and 4.05, the HKCo Stockholder shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of HKCo Common Stock held by the HKCo Stockholder; the objective of such Exchange being the acquisition by USCo of not less than 100% of the issued and outstanding HKCo Common Stock. In exchange for the transfer of such securities by the HKCo Stockholder, USCo shall issue to the HKCo Stockholder 11,700,000 shares, representing 64.64% of total USCo Common Stock (the ?Initial Shares?). At the closing of the transactions described in this Section 3.01 (the ?Closing?), the HKCo Stockholder shall, on surrender of its certificate or certificates representing the HKCo Common Stock to USCo or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing its interest in the Initial Shares. Upon consummation of the Contemplated Transactions, all of the shares of capital stock of HKCo shall be held by USCo. Upon consummation of the Contemplated Transactions (including, but not limited to, the cancellation of the shares set forth in Section 4.05 below), there shall be 18,100,000 shares of USCo Common Stock issued and outstanding.

Anti-Dilution . The number of shares of USCo Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the USCo Common Stock which may occur, other than the Forward Stock Split and share cancellation described in Sections 4.04 and 4.05 (which has already been taken into consideration in the determination of the Initial Shares), between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares.

Closing Events . At the Closing, USCo, HKCo and the HKCo Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the Contemplated Transactions.

Termination . This Agreement may be terminated by the Board of Directors of HKCo or HKCo only in the event that USCo or HKCo do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

SPECIAL COVENANTS

Access to Properties and Records . USCo and HKCo will each afford to the officers and authorized representatives of the other party full access to the properties, books and records of USCo or HKCo, as the case may be, in order that each party may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other party, and each party will furnish to the other party such additional financial and operating data and other information as to the business and properties of USCo or HKCo, as the case may be, as the other party shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other party with quarterly internally prepared and unaudited financial statements.

Delivery of Books and Records . At the Closing, HKCo shall deliver to USCo the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of HKCo now or then in the possession of HKCo or its representatives. USCo shall deliver to HKCo the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of USCo now or then in the possession of USCo or its representatives.

Third Party Consents and Certificates . USCo and HKCo agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Contemplated Transactions.

Board Actions.

Prior to the Closing, USCo shall effectuate a 5-for-1 forward stock split with respect to the USCo Common Stock (the ?Forward Stock Split?), which shall be pursuant to documentation in form and substance reasonably satisfactory to HKCo and its counsel.

Prior to the Closing, USCo shall cause its fiscal year-end to be changed from November 30 to December 31, effective on or prior to August 29, 2008.

Prior to the Closing, USCo shall (i) declare a dividend of the issued and outstanding capital stock of Community Alliance to the holders of the USCo Common Stock as of a date prior to the Closing Date, which dividend shall be paid upon the effectiveness of the registration of the common stock, par value $0.001 per share, of Community Alliance (the ?Spin-Off?), (ii) distribute to its shareholders an information statement that describes the Spin-Off and Community Alliance and that substantially complies with Regulation 14A or Regulation 14C of the Exchange Act, and (iii) cause Community Alliance to file a Form 10 to register the common stock of Community Alliance with the U.S. Securities and Exchange Commission.

After the Closing, USCo shall cause Community Alliance to use its best efforts to cause the registration of Community Alliance?s common stock to be effective as soon as possible, including responding as promptly as practicable, but in any event within 30 days, after the receipt of any comments from the U.S. Securities and Exchange Commission and submitting any other filings or information as may be required by any Governmental Authorities in connection with the consummation of the Spin-Off.

Cancellation of Certain Shares of USCo Common Stock.   Prior to the Closing
Date, each Principal USCo Stockholder shall, after the Forward Stock Split, deliver to the Company, and the Company shall caused to be cancelled, 567,500 shares of USCo Common Stock. In consideration for the cancellation of such USCo Common Stock, each Principal USCo Stockholders will receive, on the Closing Date, a wire transfer of $5,000 in immediately available funds to an account designated by such Principal USCo Stockholder at least five (5) Business Days prior to the Closing Date.

Designation of Directors and Officer.   Upon the execution of this Agreement,
USCo shall, as promptly as practicable, (i) accept the resignation of Ms. Alice Terry Ray as director, Treasurer and Secretary, effective as of the Closing Date, (ii) accept Mr. Phillip Ray?s resignation as President and Chief Executive Officer (effective as of the Closing Date) and as director (effective upon the expiration of time period required under Rule 14F-1),
(iii) increase its Board of Directors to seven (7), and (iv) elect Mr. Tong Shiping to the Board of Directors as a director and Chairman of the Board. Upon compliance with Rule 14F-1, promulgated under the Exchange Act, the following persons will be appointed as directors of USCo: Howard S. Barth, Yang Bin, Gao Yang, Qu Zhong, Kong Xiaoyan and Cheng Weihong. In addition, USCo shall also, immediately upon the execution of this Agreement, appoint as officers of USCo the following persons: Mr. Tong Shiping as President and Chief Executive Officer of USCo, Ms. Wang Xinwei as Chief Financial Officer, Treasurer and Vice President of USCo, Mr. Li Yangqian as Chief Operating Officer and Vice President of USCo, and Mr. Yang Bin as Senior
Vice President (General Manager, Head of Sales) of USCo and Ms. Cheng Weihong as Secretary and Senior Vice President (Head of Human Resources and General Administration) of USCo, in each case effective as of the date hereof.
Exclusive Dealing Rights.   Until 5:00 P.M. New York City time on November
12, 2008:

In recognition of the substantial time and effort which USCo has spent and will continue to spend in investigating HKCo and its business and in addressing the matters related to the Contemplated Transactions, each of which may preempt or delay other management activities, neither HKCo, nor any of its officers, directors, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than USCo and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the HKCo Common Stock) or similar transactions involving HKCo (all such transactions being referred to as ?HKCo Acquisition Transactions?), other than activities related to financings. If HKCo receives any proposal with respect to an HKCo Acquisition Transaction, it will immediately communicate to USCo the fact that it has received such proposal and the principal terms thereof.

In recognition of the substantial time and effort which HKCo has spent and will continue to spend in investigating USCo and its business and in addressing the matters related to the Contemplated Transactions, each of which may preempt or delay other management activities, neither USCo, nor any of its officers, directors, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than HKCo and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the USCo Common Stock) (all such transactions being referred to as ?USCo Acquisition Transactions?). If USCo receives any proposal with respect to a USCo Acquisition Transaction, it will immediately communicate to HKCo the fact that it has received such proposal and the principal terms thereof.

Actions Prior to Closing .

From and after the date of this Agreement until the Closing Date and except as set forth in the USCo Schedules or HKCo Schedules or as permitted or contemplated by this Agreement, USCo (subject to paragraph (b) below) and HKCo respectively, will each:

carry on its business in substantially the same manner as it has heretofore; maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

perform in all material respects all of its obligations under any material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

use its best efforts to maintain and preserve intact its business organization, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

From and after the date of this Agreement until the Closing Date, neither USCo nor HKCo will:

make any changes in their Organizational Documents, including any change of name, except as contemplated by this Agreement;

take any action described in Section 1.07, in the case of HKCo, or in Section 2.07, in the case of USCo (all except as permitted therein or as disclosed in the HKCo Schedules or USCo Schedules, as applicable);

enter into or amend any contract, agreement, or other instrument of any of the types described in the HKCo Schedules or USCo Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Indemnification.

HKCo hereby agrees to indemnify USCo and each of the officers, agents and directors of USCo as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (?Loss?), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I. The indemnification provided for in this paragraph shall survive the Closing and consummation of Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

The HKCo Stockholder, agrees to indemnify USCo and each of the officers, agents and directors of USCo as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
Section 3.01. The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

USCo hereby agrees to indemnify HKCo and each of the officers, agents, and directors of HKCo and the HKCo Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II. The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

The Acquisition of USCo Common Stock . USCo and HKCo understand and agree that the consummation of the Contemplated Transactions, including the issuance of the USCo Common Stock to HKCo Stockholder in exchange for the HKCo Common Stock as contemplated herein, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. USCo and HKCo agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each stockholder of HKCo shall execute and deliver to USCo a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

In connection with the Contemplated Transactions, USCo and HKCo shall each file, with the assistance of the other party and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of HKCo reside unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such party to be appropriate.

In order to more fully document reliance on the exemptions as provided herein, HKCo, the HKCo Stockholder, and USCo shall execute and deliver to the other party, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as HKCo or USCo and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

The HKCo Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the Contemplated Transactions are in fact exempt from registration or qualification.

Sales of Securities Under Rule 144, If Applicable.

USCo will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one (1) year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

Upon being informed in writing by any person holding restricted stock of USCo that such person intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), USCo will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person?s restricted stock under Rule 144, as may be applicable under the circumstances.

If any certificate representing any such restricted stock is presented to USCo?s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s), in each case with reasonable assurances that such endorsements are genuine and effective and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, USCo will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

This Section 4.11 shall survive the closing of this Agreement for a period of two (2) years.

CONDITIONS PRECEDENT TO OBLIGATIONS OF USCO

The obligations of USCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Accuracy of Representations and Performance of Covenants . The representations and warranties made by HKCo and the HKCo Stockholder in this Agreement were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date. HKCo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by HKCo prior to or at the Closing.

Officer?s Certificate . USCo shall have been furnished with a certificate dated the Closing Date and signed by the sole director of HKCo, certifying that: (a) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of HKCo, threatened, which might result in an action to enjoin or prevent the consummation of the Contemplated Transactions, or, to the extent not disclosed in the HKCo Schedules, by or against HKCo, which might result in any material adverse change in any of the assets, properties, business, or operations of HKCo, and (b) the conditions set forth in Sections 5.01, 5.04 and 5.05 have been satisfied.

Good Standing . USCo shall have received a certificate of good standing from a qualified attorney in Hong Kong, dated as of a date prior to the Closing Date certifying that HKCo is in good standing as a corporation in Hong Kong. No Governmental Prohibition . No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Consents . All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of HKCo after the Closing Date on the basis as presently operated shall have been obtained.

Other Items . USCo shall have received such further opinions, documents, certificates or instruments relating to the Contemplated Transactions as USCo may reasonably request.

CONDITIONS PRECEDENT TO OBLIGATIONS OF HKCO AND THE HKCO STOCKHOLDER

The obligations of HKCo and the HKCo Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Accuracy of Representations and Performance of Covenants . The representations and warranties made by USCo in this Agreement and by the Principal USCo Stockholders in the Indemnity Agreement to be delivered on the Closing Date (the ?Indemnity Agreement?) were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date. Each of USCo and each Principal USCo Stockholder shall have performed and complied with all covenants and conditions required by this Agreement and the Indemnity Agreement to be performed or complied with by USCo and the Principal USCo Stockholders (as the case may be) prior to or at the Closing.

Officer?s Certificate . HKCo shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of USCo, certifying that: (a) no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of USCo threatened, which might result in an action to enjoin or prevent the consummation of the Contemplated Transactions, or, to the extent not disclosed in the USCo Schedules, by or against USCo, which might result in any material adverse change in any of the assets, properties or operations of USCo, and (b) the conditions set forth in Section 6.01, 6.04, and 6.05 have been satisfied.

Good Standing . HKCo shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten (10) days prior to the Closing Date, certifying that USCo is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

No Governmental Prohibition . No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Consents . All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of USCo after the Closing Date on the basis as presently operated shall have been obtained.

Other Items .  HKCo and the HKCo Stockholder shall have received:
An original counterpart to the Indemnity Agreement duly executed by each Principal USCo Stockholder; and

further opinions, documents, certificates, or instruments relating to the Contemplated Transactions as HKCo and the HKCo Stockholder may reasonably request.

MISCELLANEOUS

Brokers . USCo and HKCo agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation or execution of this Agreement or consummation of the Contemplated Transactions. USCo and HKCo each agree to indemnify the other party against any claim by any third person other than those described above for any commission, brokerage, or finder?s fee arising from the Contemplated Transactions based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Governing Law . This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Notices . Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to HKCo or HKCo Stockholder, to:Mr. Tong Shiping
   No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ
   Tianjin Province, The People?s Republic of China
   Tel: 86-22-2576-2771
   Fax: 86-22-6627-1509

With copies to:   Robert S. Matlin, Esq.
                  K&L Gates LLP
                  599 Lexington Avenue
                  New York, NY  10022
                  Tel: 212-536-4066
                   Fax: 212-536-3901

If to USCo, to:   Phillip E. Ray
                   c/o Fresh Ideas Media, Inc.
                   4890 Silver Pine Drive
                   Castle Rock, CO 80108
                   Tel: 303-730-7939
                   Fax:  303-730-7947
                   Email:  phileray@aol.com

With copies to:   Jody M. Walker, Attorney At Law
                  7841 S. Garfiels Way
                  Centennial, CO 80122
                  Tel:  303-840-7637
                  Fax: 303-482-2731
                  Email: jmwalker85@earthlink.net

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (a) upon receipt, if personally delivered,
(b) on the day after dispatch, if sent by overnight courier, (c) upon dispatch, if transmitted by facsimile and receipt is confirmed by telephone, or (d) three (3) days after mailing, if sent by registered or certified mail.

Attorney?s Fees . In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney?s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Confidentiality . Each party hereto agrees with the other parties that, unless and until the Contemplated Transactions have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (a) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (b) to the extent that such data or information must be used or disclosed in order to consummate the Contemplated Transactions. In the event of the termination of this Agreement, each party shall return to the other parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Public Announcements and Filings . Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the Contemplated Transactions) or file any document, relating to this Agreement and Contemplated Transactions, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Schedules; Knowledge . The HKCo Schedules and USCo Schedules referred to herein and delivered pursuant to and attached to this Agreement (collectively, ?Schedules?) are integral parts of this Agreement. Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by cross-reference to another Schedule. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the business of HKCo or USCo, as the case may be, or is outside the ordinary course of business. HKCo is responsible for preparing the HKCo Schedules and USCo is responsible for preparing the USCo Schedules. Each of the HKCo Schedules and the USCo Schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement, and the disclosure in any such numbered and lettered section of the HKCo Schedules or the USCo Schedules, as the case may be, shall qualify and shall be deemed to qualify such other paragraphs in this Agreement to the extent such qualification is reasonably apparent regardless of the absence of any express cross-reference to such other paragraph. Each party is presumed to have full knowledge of all information set forth in the other party?s Schedules delivered pursuant to this Agreement.

Third Party Beneficiaries . This contract is strictly between USCo, HKCo and the HKCo Stockholder, and, except as specifically provided, no director, officer, stockholder (other than the HKCo Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Expenses . Subject to Section 7.04 above, whether or not the Exchange is consummated, each of USCo, the HKCo Stockholder and HKCo will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Contemplated Transactions.

Entire Agreement . This Agreement, together with the Schedules and any certificate or agreements delivered on the Closing Date, represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Survival; Termination . Except as otherwise set forth in this Agreement, the representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of Contemplated Transactions for a period of two (2) years.

Counterparts . This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Amendment or Waiver . Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other parties shall be construed as a waiver or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Best Efforts . Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Contemplated Transactions shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Contemplated Transactions.

References . References to Sections, Articles, Schedules or Exhibits in this Agreement shall be to Sections, Articles, Schedules or Exhibits to this Agreement unless explicitly provided otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first-above written.

FRESH IDEAS MEDIA, INC.

By:            /s/Phil E. Ray
               -----------------------
Name:          Phil E. Ray
Title:         President


EVER AUSPICIOUS INTERNATIONAL LIMITED

By:  Bright Praise Enterprises Limited, its sole director


By:      /s/Choi Chun Leung Robert
         -----------------------------
Name:    Choi Chun Leung Robert
Title:   Director


BRIGHT PRAISE ENTERPRISES LIMITED



By:       /s/Choi Chun Leung Robert
          -----------------------------
Name:     Choi Chun Leung Robert
Title:   Director


[Signature Page to Share Exchange Agreement]



Exhibit A


SUITABILITY LETTER

TO:  FRESH IDEAS MEDIA, INC.
I make the following representations with the intent that they may be relied on by Fresh Ideas Media, Inc. (the ?Company?), in determining my suitability as a purchaser of securities of the Company.

I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision in the Company.

I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D (?Regulation D?) promulgated pursuant to the Securities Act of 1933, as amended (the ?Securities Act?)) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment Form available from the Company, in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two (2) years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.
I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

Instructions:  Complete either (a) or (b) below, as applicable:

FOR ACCREDITED INVESTORS. I confirm that I am an ?accredited investor? as defined under rule 501 of Regulation D, as checked below:

Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A)
of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the
U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
  [  ] Yes   [  ] No

Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;
  [  ] Yes   [  ] No

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
  [  ] Yes   [  ] No

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
  [  ]  Yes   [  ] No

Any natural person whose individual net worth or joint net worth with that person?s spouse, at the time of his or her purchase exceeds $1,000,000;

  [  ] Yes  [  ] No

For purposes of category (v), the term ?net worth? means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned?s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person?s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

  [  ] Yes  [  ] No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section
230.506(b)(2)(ii); and
  [  ] Yes  [  ] No

Any entity in which all of the equity owners are accredited investors.
  [  ] Yes  [  ] No

FOR NONACCREDITED INVESTORS.  I am not an accredited investor.
The following information is being provided here in lieu of furnishing a personal financial statement.

My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

  [  ] Yes  [  ] No

Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

  [  ] Yes  [  ] No

I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

I will hold title to my interest as follows:
  [  ] Community Property  [  ] Separate Property
  [ ] Joint Tenants, with Right [ ] Tenants in Common of Survivorship [ ] Other (Single Person, Trust, etc., please indicate.)

I am a bona fide resident of the state of __________. The address below is my true and correct principal residence.
DATED this ____ day of __________, 2008.


Name (Please Print)        Name of Joint Subscriber, If Any

Signature                  Signature

Street Address             Street Address

City, State, and Zip Code   City, State, and Zip Code




INVESTMENT LETTER
FRESH IDEAS MEDIA, INC.

Re:  Purchase of shares of Common Stock of Fresh Ideas Media, Inc.
Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of Fresh Ideas Media, Inc. (the ?Securities?), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the ?Securities Act?), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an ?underwriter? within the meaning of the Securities Act. It is understood that the definition of an ?underwriter? focuses on the concept of ?distribution? and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term ?distribution? is considered synonymous with ?public offering? or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act (?Rule 144?). After one (1) year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with Rule 144(d), sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two (2) years from the date the Securities are fully paid for, as calculated in accordance with Rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three (3) months) an affiliate of the issuer.

Fresh Ideas Media, Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with regulation
A promulgated under the Securities Act or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer?s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), AND
ARE ?RESTRICTED SECURITIES? WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND
MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a ?no-action? or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee?s representations are not accurate.

Very truly yours,


Dated:
(Subscriber)



(Joint Subscriber)




HKCo Schedules

Schedule 1.01 - Organization

See attached.


Schedule 1.03 - Subsidiaries

Ever Auspicious International Limited?s (the ?Company?) wholly owned operating subsidiary is Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (formerly Tianjin Shisheng Investment Group Co. Ltd.) (?Shisheng?), a company formed under the laws of the People?s Republic of China (the ?PRC? or ?China?) and doing business in the PRC.

Shisheng has three majority-owned operating subsidiaries, Tianjin Hengjia Port Logistics Corp. (?Hengjia?), Tianjin Ganghui Information Technology Corp. (?Ganghui?), and Tianjin Zhengji International Trading Corp. (?Zhengji?), each of which is a company formed under the laws of the PRC and is doing business in the PRC. The Company operates through its operating subsidiaries, Shisheng, Hengjia, Ganghui and Zhengji.

Schedule 1.04 ? Financial Statements

Reference is made to Exhibits 99.1 and 99.2 of the Current Report on Form 8-K filed by Fresh Ideas Media, Inc. on September 10, 2008.

Schedule 1.09 ? Material Contracts


1. Lease Agreement, effective as of March 31, 2003 between China Construction Bank Tianjin Tariff-free Zone Branch and Tianjin Shisheng Investment Group Ltd.

2. Lease Agreement, effective as of January 1, 2007, between Tianjin Port International Car Exhibit Center and Tianjin Shisheng Investment Group Ltd.

3. Supplementary Agreement, dated as of December 8, 2007, between Tianjin Port International Car Exhibit Centre and Tianjin Shisheng Investment Group Ltd.

4. During 2007, Cheng Weihong, the Secretary and Chairwoman of Shisheng, made non-interest bearing loans to Shisheng from time to time to meet working capital needs of Shisheng. As of December 31, 2006, the outstanding balance of such loans was $9,881,836. For the year ended December 31, 2007, Shisheng made borrowings in an aggregate amount of $114,514,111 from Cheng Weihong, and Shisheng made repayments in an aggregate amount of $125,243,219. As of December 31, 2007, the outstanding balance due from Shisheng to Cheng Weihong was $306,088. The transactions were approved by all the directors and stockholders of Shisheng.

For the six months ended June 30, 2008, Shisheng made aggregate borrowings from Cheng Weihong of $69,711,751 and aggregate repayments of $69,883,086.



As of June 30, 2008, the outstanding balance due to Cheng Weihong was $150,628. The transactions were approved by all the directors and stockholders of Shisheng.

5. Each of the executive officers of Shisheng have entered into standard employment contracts with Shisheng. The contracts have one-year terms and are otherwise consistent with the standard form prescribed by the Tianjin Labor and Social Security Administration. None of the employment contracts provide for annual total compensation payments in excess of $100,000.

6. On November 1, 2007, the Company entered into a Share Exchange Agreement with Cheng Weihong, Xia Qiming, and Qian Yuxi, pursuant to which the Sellers transferred their interest in Shisheng to the Company for an aggregate purchase price of RMB 95,000,000. As a result of this transaction, the Company owns all of the capital stock of Shisheng.


Schedule 2.01 ? Organization

See attached.


Schedule 2.14 ? Bank Accounts


(a)   Compass Bank
      568 Castle Pines Parkway
      Castle Rock, CO 80108
      Account Number #2504562789
      Signatories ? Phillip E. Ray and A. Terry Ray

(b)   None

(c)   Delivered separately.

(d)   None

(e)   Phillip E. Ray, President, Chief Executive Officer, Director
       A. Terry Ray, Treasurer, Secretary, Director


Schedule 7.01 ? Brokers

None